                                                                    EXHIBIT 4.13

                           FORM OF WARRANT CERTIFICATE

THE OFFER AND SALE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR TRANSFER OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


No. ___                                                      __________ Warrants

                               WARRANT CERTIFICATE

         This Warrant Certificate ("Warrant Certificate") certifies that Stratford Capital Partners, L.P., a Texas limited partnership ("Warrant Holder"), or registered assigns, is the registered holder of 775,713 Warrants ("Warrants") to purchase Common Stock of Clear Holdings, Inc., a Georgia corporation (the "Company"). Each Warrant entitles the holder, subject to the conditions set forth herein and in the Securities Purchase Agreement referred to below, to purchase from the Company before 5:00 P.M., Dallas, Texas time, on the Warrant Expiration Date (as defined in the Securities Purchase Agreement), one fully paid and nonassessable share of the Common Stock of the Company (the "Warrant Shares") at a price (the "Warrant Exercise Price") of $0.01 per Warrant Share, subject to adjustment as provided in Section 3.2 of the Securities Purchase Agreement, payable in lawful money of the United States of America (or, subject to the terms of Section 3.1 of the Securities Purchase Agreement, by offsetting the accrued dividends on the Preferred Shares, upon surrender of this Warrant Certificate, execution of the form of Election to Purchase on the reverse hereof, and payment of the Warrant Exercise Price (in lawful money of the United States of America or by offsetting the accrued dividends on the Preferred Shares) to the Company, at its offices located at 440 Interstate North Parkway, Atlanta, Georgia 30339, or at such other address as the Company may specify in writing to the registered holder of the Warrants evidenced hereby (the "Warrant Office"). The Warrant Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment prior to the Expiration Date upon the occurrence of certain events as set forth in Section
3.2 of the Securities Purchase Agreement.

         No Warrant may be exercised after 5:00 P.M., Dallas, Texas time, on the Warrant Expiration Date, except as provided in Section 3.4 of the Securities Purchase Agreement, all rights of the registered holders of the Warrants shall cease after 5:00 P.M., Dallas, Texas time, on such date.

         The Company may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Warrant Certificates, when surrendered at the office of the Company at the above-mentioned address by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Securities Purchase

Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company at the above-mentioned address and subject to the conditions set forth on this Certificate and in Section 4.2 of the Securities Purchase Agreement, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Securities Purchase Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         This Warrant Certificate is one of the Warrant Certificates referred to in the Securities Purchase Agreement, dated as of November 1, 1999, between the Company, the Warrant Holder and Stratford Equity Partners, L.P. Said Securities Purchase Agreement is hereby incorporated by referenced in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.


                                       CLEAR HOLDINGS, INC.


                                       By:
                                          -----------------------------
                                       Title:
                                             --------------------------

                          FORM OF ELECTION TO PURCHASE

                    (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ Warrant Shares and herewith [ ] tenders payment for such Warrant Shares to the order of the Company in the amount of $_______ in accordance with the terms hereof, or [ ] represents and warrants to the Company that the undersigned is the legal and beneficial owner of the Shares and hereby advises the Company that the undersigned has offset accrued dividends on the Preferred Shares in the amount of $__________ in payment for the Warrant Shares. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ___________ whose address is ________ _____________ and that such certificate be delivered to __________ whose address is ____________________. If said number of Warrant Shares is less than all of the Warrant Shares purchased hereunder, the undersigned requests that a new Warrant Certificate be registered in the name of ______________ whose address is ______________ and that such Warrant Certificate is to be delivered to _______________ whose address is __________________.



                              Signature:
                                        -----------------------------------
                              (Signature must conform in all respects to name as specified on the face of the Warrant Certificate.)


Date:
     ---------------